Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

State or Country of
Name of Subsidiary	Incorporation
620 Eighth (NY) BOC-17 LLC	Delaware

620 Eighth GP NYT (NY) LLC	Delaware

620 Eighth Lender NYT (NY) Limited Partnership	Delaware

620 Eighth NYT (NY) Limited Partnership	Delaware

Agro LDCII d.o.o.	Croatia

Agro Zagreb 17-13 B.V.	Netherlands

Ang (Multi) LLC	Delaware

Ang II (Multi) LLC	Delaware

Araxos	Poland

Basque 17-11 B.V.	Netherlands

Bohr Bolt (OH) LLC	Delaware

BPLAST 17 Member (DE) LLC	Delaware

Bplast Expansion Landlord (IN) LLC	Delaware

Bplast Expansion Member (IN) LLC	Delaware

BPLAST Landlord (DE) LLC	Delaware

Bplast Two Landlord (IN) LLC	Delaware

Bplast Two Member (IN) 17 LLC	Delaware

Breof BNK3Q Independence LP	Delaware

Breof BNK3Q Memorial LP	Delaware

Carey 17 Wlgrn LLC	Delaware

Conduit B.V.	Netherlands

CPA 15-17 Laur B.V.	Netherlands

CPA 17 International Holding and Financing LLC	Delaware

CPA 17 Pan-European Holding Cooperatif UA	Netherlands

CPA:17 Limited Partnership	Delaware

CPA:17 Paying Agent LLC	Delaware

State or Country of
Name of Subsidiary	Incorporation
Eros 17-10 B.V.	Netherlands

Eros II Basque 17-15 B.V.	Netherlands

Eros II Spain 17-15 B.V.	Netherlands

Euroviba Spansko d.o.o.	Croatia

Flex (NE) LLC	Delaware

Flex Member (NE) LLC	Delaware

FRO Man Member 17 (NC) LLC	Delaware

FRO Spin (NC) LLC	Delaware

Further Agro Adriatic 17-17 B.V.	Netherlands

Further Agro Adriatic d.o.o.	Croatia

Goldyard S.L.	Spain

Gorzow Beaver 17-3 BV	Netherlands

Hegyal Logisztikai Szolgaltato KFT	Hungary

HF Landlord (SC) LLC	Delaware

Hillsboro Hotel Landlord LLC	Delaware

Hillsboro Hotel Operator TRS, Inc.	Delaware

INGESCORP 2008, S.L.	Spain

Iod (AZ) LLC	Delaware

JPTampa (FL) LLC	Delaware

JPTampa Management (FL) LLC	Delaware

KRO (IL) LLC	Delaware

Laurken (IL) LLC	Delaware

LT Fit (AZ-MD) LLC	Delaware

Madde Investment Sp.z.o.o.	Poland

Merge (WI) LLC	Delaware

Morisek Hoffman (IL) LLC	Delaware

Navinc (IL) LLC	Delaware

Nusselt (WI) LLC	Delaware

State or Country of
Name of Subsidiary	Incorporation
Pills 17-12 B.V.	Netherlands

Pole Landlord (LA-TX) LLC	Delaware

Poplar d.o.o.	Croatia

Stocksanden S.L.	Spain

Sunpro (KY) LLC	Kentucky

TDG Cold 17-14 B.V.	Netherlands

Tech Landlord (GER) LLC	Delaware

Tehnika Nekretnine d.o.o.	Croatia

Tehnika Samobor d.o.o.	Croatia

Tehnika Sopot d.o.o.	Croatia

Tele Madrid 17-18 BV	Netherlands

TS3 Landlord (TN) LLC	Delaware

TSO-Hungary KFT	Hungary

USO Landlord (TX) LLC	Delaware

WCQUAD (CO) LLC	Delaware

WGN (GER) LLC	Delaware

Wlgrn (NV) LLC	Delaware

WPC 17-19 BV	Netherlands

WPC 17-9 BV	Netherlands